UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 18, 2006
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12867 (Commission File Number)	94-2605794 (IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURE

ITEM 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On August 18, 2006, David C. Wajsgras, a member of our Board of Directors and Chair of our Audit and Finance Committee, notified us that he has decided not to stand for re-election to the Board when his term expires at our 2006 Annual Meeting of Shareholders on September 20, 2006. Mr. Wajsgras will finish out his term.
Mr. Wajsgras has informed us that his decision is not in any way because of a disagreement with the company on any matter relating to our operations, policies or practices.
The Nominating and Governance Committee of our Board of Directors has appointed Gary T. DiCamillo, an independent member of our Board, to replace Mr. Wajsgras on the Audit and Finance Committee, effective at the 2006 Annual Meeting of Shareholders provided Mr. DiCamillo is re-elected to the Board at such annual meeting. Our Nominating and Governance Committee has also appointed James R. Long, an existing member of our Audit and Finance Committee and an independent member of our Board, as Chair of the Audit and Finance Committee, effective at the 2006 annual meeting. In addition, our Board of Directors has determined that Mr. DiCamillo meets all of the requirements of Nasdaq and the SEC to be a member of our Audit and Finance Committee, is an “audit committee financial expert” as such term is defined by the SEC, and is financially sophisticated under Nasdaq standards.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: August 24, 2006	By:	/S/ NEAL D. GOLDMAN
Neal D. Goldman
Senior Vice President Management Services, General Counsel and Secretary